This Note has not been registered under the Securities Act of 1933 (the "Securities Act"), or under the provisions of any applicable state securities laws, but has been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the Securities Act, and under any applicable state securities laws.  This Note may not be sold, pledged, transferred or assigned except in a transaction which is exempt under provisions of the Securities Act and any applicable state securities laws or pursuant to an effective registration statement; and in the case of an exemption, only if the Company has received an opinion of counsel satisfactory to the Company that such transaction does not require registration of this Note.

Pinnacle Resources, Inc.

December 31, 2009	$10,000

6% PROMISSORY NOTE

PINNACLE RESOURCES, INC. a Wyoming corporation (the "Company"), with offices located at 9600 E. Arapahoe Road, Suite 260, Englewood, Colorado 80112, for value received, hereby promises to pay to IRON EAGLE GROUP, a Nevada corporation or registered assigns (the "Holder"), the principal sum of Ten Thousand ($10,000) Dollars.  Principal and Interest shall be due and payable to the Holder on December 31, 2010. Payment shall be made to the Holder by check delivered by hand to the Holder.

Borrower may at any time or from time to time make a voluntary prepayment, whether in full or in part, of this Note, without premium or penalty.

Borrower waives presentment for payment, notice of dishonor, protest and notice of protest of this Note.

No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

This Note shall be binding upon the undersigned and its successors and assigns.  Any notice, demand or communication in respect of this Note shall be validly given, or made on, the undersigned if in writing and delivered or sent by registered mail, postage prepaid, addressed to the undersigned at the address set forth above or any subsequent business address of the undersigned.

If any term or provision of this Note or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Note or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Note shall be valid and be enforced to the fullest extent permitted by law.

This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein.  No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

Pinnacle Resources, Inc.

By:	_______________________
Name: Glen R. Gamble
Title: CEO